UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 16, 2022

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on August 16, 2022. At the Annual Meeting, the Company’s holders of common stock voted on each of the matters described below. Approximately 30,923,406 shares (representing 93.57% of total shares of common stock outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders re-elected the following three directors as Class 1 Directors to serve a two-year term until the Company’s 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John L. Auerbach	15,741,656	14,449,862	731,888
Michael T. Broderick	20,539,740	9,651,778	731,888
Leah C. Johnson	16,773,194	13,418,324	731,888

The following two directors did not receive a majority of votes for their re-election as Class 1 Directors. The Company expects that these directors will continue to serve until the Company’s 2023 Annual Meeting of Shareholders. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donald Glickman	13,471,000	16,720,518	731,888
Lindsay N. Hyde	8,429,554	21,761,964	731,888

2. The Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. The number of shares of common stock that voted for or against, or that abstained from voting on, the compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,347,024	822,318	22,176	731,888

3. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 25, 2023. The number of shares of common stock that voted for or against, or that abstained from voting for, the ratification of the re-appointment of PricewaterhouseCoopers, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
28,841,208	2,063,099	19,099

Item 7.01	Regulation FD Disclosure

On August 22, 2022, the Company issued a press release announcing the results of the shareholder vote and the commitment of the Company’s Board of Directors to continue to work diligently to analyze options for implementing a recapitalization plan that would provide for all of Monro’s outstanding stock to have one vote per share and for the elimination of veto power of one class of stock over another. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated August 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 22, 2022	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President – Chief Legal Officer and Secretary